Exhibit 24.1
POWER OF ATTORNEY
          KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors and officers of Global Indemnity plc (“Global Indemnity”) hereby constitute and appoint Larry A. Frakes, Thomas M. McGeehan and Linda Hohn, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and re-substitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign a registration statement (the “Registration Statement”) to effect the registration under the Securities Act of 1933, as amended (the “Act”), of ordinary shares, preferred shares, depositary shares, debt securities and other securities of Global Indemnity for sale by selling shareholders and any and all amendments (including post-effective amendments) to such Registration Statement and any registration statement relating to the offering covered by such registration statement and filed pursuant to Rule 462(b) under the Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Saul A. Fox Saul A. Fox	Chairman and Director	July 7, 2011

/s/ Larry A. Frakes Larry A. Frakes	President, Chief Executive Officer and Director (Principal Executive Officer)	July 7, 2011

/s/ Thomas M. McGeehan Thomas M. McGeehan	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	July 7, 2011

/s/ Seth J. Gersch	Director	July 7, 2011
Seth J. Gersch

/s/ Mary R. Hennessy	Director	July 7, 2011
Mary R. Hennessy

/s/ James R. Kroner	Director	July 7, 2011
James R. Kroner

/s/ Chad A. Leat	Director	July 7, 2011
Chad A. Leat

/s/ Michael J. Marchio	Director	July 7, 2011
Michael J. Marchio

/s/ James W. Crystal	Director	July 7, 2011
James W. Crystal